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                                  EXHIBIT 23.2
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the American Science and Engineering, Inc. 1995 Combination Stock Option Plan to be filed June 12, 1996, of our reports dated June 27, 1995 included in American Science and Engineering, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1995 and to all references to our Firm included in this registration statement.


      Arthur Andersen LLP

      Boston, Massachusetts
      June 5, 1996